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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 7, 2005

                        Golden Eagle International, Inc.
                        --------------------------------
           (Name of small business issuer as specified in its charter)


Colorado                           0-23726                    84-1116515
--------                           -------                    ----------
State of                           Commission File            IRS Employer
Incorporation                      Number                     Identification No.


          12401 South 450 East, Building D1, Salt Lake City, Utah 84020
          -------------------------------------------------------------
                     Address of principal executive offices

                                  801-619-9320
                                  ------------
                           Telephone number, including
                                    Area code

                                 Not applicable
                                 --------------
           Former name or former address if changed since last report

Section 1 - Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

     None

Item 1.02      Termination of a Material Definitive Agreement

     None

Item 1.03      Bankruptcy or Receivership

     None

Section 2 - Financial Information

Item 2.01      Completion of Acquisition or Disposition of Assets

     None

Item 2.02      Results of Operations and Financial Condition

     None

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     None

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement

     None

Item 2.05      Costs Associated with Exit or Disposal Activities

     None

Item 2.06      Material Impairments

     None.

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     None

Item 3.02      Unregistered Sales of Equity Securities

     Between June 30, 2005 and July 5, 2005, we issued 10 million shares of our restricted common stock to four accredited investors in exchange for $100,000 in cash.

The following sets forth the information required by Item 701 in connection with these transactions:

(a) The transactions were initiated by the accredited investors and were the subject of Subscription Agreements that included disclosures dealing with the risks inherent in such an investment and the use of proceeds.

(b)  There was no placement agent or underwriter for these transactions.

(c) The total offering price was $100,000 regarding the 10 million shares authorized on between June 28, 2005 and July 5, 2005. No underwriting discounts or commissions were paid.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933, Regulation D for these transactions.

We did not engage in any public advertising or general solicitation in connection with these transactions. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that these accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) Our restricted common stock is not convertible or exchangeable. We have no registration obligation with respect to the shares of restricted common stock issued.

(f) We received the proceeds in cash. The proceeds will be used to meet several of our critical operational needs in Bolivia and in the U.S. We intend to allocate some of the funds to support finalizing our environmental permit on our Buen Futuro project in eastern Bolivia's Precambrian Shield. Additionally, we will pay important payments under our acquisition contract for the Buen Futuro mining concession and other operational expenses.

Item 3.03      Material Modification to Rights of Security Holders

     None

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01      Changes in Registrant's Certifying Accountants

     None

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     None.

Section 5 - Corporate Governance and Management

Item 5.01      Changes in Control of Registrant

     None

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On July 1, 2005 Max Staheli resigned as a Director of Golden Eagle International, Inc. Mr. Staheli stated that with the appointment of H. Roy Shipes to our board of directors, "the board is in capable hands to lead this company forward and improve its fortunes." Mr. Staheli also indicated that he resigned because of the liability exposure of directors in public companies; because there is no current benefit to serving as a director; and due to his lack of influence on the management of the Company.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in
               Fiscal Year

     None.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

     None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     None

Section 6 - [Reserved]


Section 7 - Regulation FD

Item 7.01      Regulation FD Disclosure

     None.

Section 8 - Other Events

Item 8.01      Other Events

     None.

Section 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of July, 2005.

                                           Golden Eagle International, Inc.


                                           By: /s/ Terry C. Turner
                                           --------------------------------
                                           Terry C. Turner,
                                           President and Chief Executive Officer